SECTION 16

POWER OF ATTORNEY

 I, Robert A. Salcetti, do

hereby constitute and appoint

Stephen J. Benedetti, Alison G.

Griffin, Susan S. Ancarrow and

Shannon V. Patterson my true and

lawful attorneys-in-fact, any of

whom acting singly is hereby

authorized, for me and in my name

and on my behalf as a director,

officer and/or shareholder of Dynex

Capital, Inc., to (i) prepare, execute

in my name and on my behalf, and

submit to the U.S. Securities and

Exchange Commission (the "SEC")

a Form ID, including any necessary

amendments thereto, and any other

documents necessary or appropriate

to obtain or update codes and

passwords enabling me to make

electronic filings with the SEC of

reports required by Section 16(a) of

the Securities Exchange Act of 1934

or any rule or regulation of the SEC

in respect thereof; and (ii) prepare,

execute and file any and all forms,

instruments or documents, including

any necessary amendments thereto,

as such attorneys or attorney deems

necessary or advisable to enable me

to comply with Section 16 of the

Securities Exchange Act of 1934 or

any rule or regulation of the SEC in

respect thereof (collectively,

"Section 16").

 I do hereby ratify and confirm

all acts my said attorney shall do or

cause to be done by virtue hereof.  I

acknowledge that the foregoing

attorneys-in-fact, serving in such

capacity at my request, are not

assuming, nor is Dynex Capital, Inc.

assuming, any of my responsibilities

to comply with Section 16.

 This power of attorney shall

remain in full force and effect until it

is revoked by the undersigned in a

signed writing delivered to each such

attorney-in-fact or the undersigned is

no longer required to comply with

Section 16, whichever occurs first.

 WITNESS the execution

hereof this 27th day of November,

2013.

  /s/ Robert A. Salcetti

  Robert A. Salcetti